Exhibit 10.9

ADMINISTRATION SERVICES AGREEMENT

THIS ADMINISTRATION SERVICES AGREEMENT (the “Agreement”) is made as of the date set forth on the signature page hereto, by and between CIG SERVICES LLC (“CIG Services”), and COMMUNICATIONS INFRASTRUCTURE GROUP LLC, a Delaware limited liability company (the “Company”).

WHEREAS, CIG Services desires to render administration, management, and general office operations services to the Company; and

WHEREAS, the Company desires to avail itself of the expertise of CIG Services.

NOW, THEREFORE, the parties hereto agree as follows:

1.         Appointment.

            The Company hereby appoints CIG Services to render the management services described in Section 2 hereof for the term of this Agreement and CIG Services accepts such appointment subject to the terms and conditions herein.

2.         Services.

            CIG Services shall comprehensively provide to the Company any and all services pertaining to the management, administration and general office operation of the Company (collectively, the “Services”).  CIG Services may render the Services to the Company, by and through such of CIG Services’ officers, directors, employees, agents, representatives, attorneys, accountants, consultants and any and all other service providers and persons whom CIG Services’ deems necessary and advisable for the purpose of accomplishing such Services, including, without limitation, any and all employees co-employed by CIG Services together with the Company, or any other organization.

3.         Fees.

            In consideration of the rendering of the Services contemplated by Section 2(a) hereof, the Company agrees to pay to CIG Services a quarterly fee to be negotiated and agreed upon as soon as reasonably feasible.

4.         Overhead and Expenses

            CIG Services shall pay any and all fees, costs, expenses and disbursements of any and all nature or kind related to provision of the Services, including, without limitation, all rent, overhead, vendor costs, suppliers costs, service provider cost and all other costs and expenses associated with ordinary course of business management, administration and office operations of the Company, and including further, without limitation, all fees, costs, expenses and disbursements associated with that certain Employee Services Agreement entered into as of even date herewith between CIG Services and the Company.

ADMINISTRATION SERVICES AGREEMENT

5.         Term

            This Agreement shall be in effect on the date hereof and shall continue until the earlier of December 31, 2011 or the acquisition of the Company by Cyber Supply, Inc.  (the “Term”).

6.         General.

(a)                No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement.

(b)               This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto.

(c)                Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given upon confirmation of receipt or refusal of delivery, if the same shall be sent by registered or certified mail, return receipt requested, or by internationally recognized courier and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the registered address of record at the Company and may be changed upon Notice as provided herein to the other party regarding such change of address.

(d)               This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(e)                All controversies arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the American Arbitration Association by a single arbitrator appointed in accordance with said Rules. The place of arbitration shall be Atlanta, Georgia. The prevailing party in any such arbitration shall be awarded reimbursement of any and all fees, costs, expenses and disbursements incurred with respect to such arbitration.  The award of any such arbitration may be entered by any court of competent jurisdiction.  In the event of any doubt regarding the enforceability of the arbitration provisions herein, this Agreement shall be governed by, and enforced in accordance with, the laws of the state of formation of the Company (excluding the choice of law principles thereof).

(f)                This Agreement shall inure to the benefit of, and be binding upon, CIG Services and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

(g)               The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(h)               This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.  Delivery of an executed copy of this Agreement by electronic

ADMINISTRATION SERVICES AGREEMENT

facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

ADMINISTRATION SERVICES AGREEMENT

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of this 7th day of October, 2011 by their respective duly authorized officers or agents as set forth below.

CIG SERVICES LLC

            By:      /s/ Akram Baker

                        Name: Akram Baker

                        Title President

COMMUNICATIONS INFRASTRUCTURE GROUP LLC

            By:      /s/ Melissa Spinella

                        Name: Melissa Spinella

                        Title Vice President

                        Address for Notices:

                        5 Concourse Parkway, Ste. 3100

                        Atlanta, GA 30328